**Certain information has been omitted from this exhibit in places marked "[***]" because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.**

OMB Approval 2700-0042

# AWARD/CONTRACT

| | | | |
|---|---|---|---|
| 1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350) ▶ | RATING N/A | PAGE 1 | OF PAGES 46 |
| 2. CONTRACT (Proc. Inst. Ident.) NO. 75N93020C00055 | 3. EFFECTIVE DATE September 1, 2020 | 4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 5792458 | |

5. ISSUED BY — CODE

National Institutes of Health
National Institute of Allergy and Infectious Diseases
DEA, Office of Acquisitions
5601 Fishers Lane, Room 3D38, MSC 9821
Bethesda, Maryland 20892-9821

6. ADMINISTERED BY (If other than Item 6) — CODE N/A

MID RCB-A

7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)

BioCryst Pharmaceuticals
4505 Emperor Blvd., Suite 200
Durham, N.C. 27703

CODE — FACILITY CODE

8. DELIVERY
☐ FOB ORIGIN ☒ OTHER (See below)
FOB Destination

9/ DISCOUNT FOR PROMPT PAYMENT
N/A

10. SUBMIT INVOICES ADDRESS SHOWN IN: ITEM Art. G.3

11. SHIP TO/MARK FOR — CODE N/A

See Section E.

12. PAYMENT WILL BE MADE BY — CODE N/A

See Article G.3

13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:
☐ 10 U.S.C. 2304(c)( )  ☐ 41 U.S.C. 253(c)(1)

ACCOUNTING AND APPROPRIATION DATA:
COVID-19 Supp 3 CAN #: 20-8044965 Obligate: $6,326,480

| 15A. ITEM NO. | 15B. SUPPLIES/SERVICES | 15C. QUANTITY | 15D. UNIT | 15E. UNIT PRICE | 15F. AMOUNT |
|---|---|---|---|---|---|
| | **Title**: To manufacture and evaluate the safety, efficacy and tolerability of galidesivir a broad spectrum, antiviral therapeutic. **Completion Period**: September 1, 2020 through June 30, 2021. **Contract Type**: Cost Reimbursement plus fixed fee - completion | Base Period | | | $6,326,480 |
| | **15G. TOTAL AMOUNT OF CONTRACT ▶** | | | | **$6,326,480** |

## 16. TABLE OF CONTENTS

***CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE***

17. ☒ **CONTRACTOR'S NEGOTIATED AGREEMENT** (Contractor is required to sign this document and return one electronic copy to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. *(Attachments are listed herein.)*

18. ☐ AWARD *(Contractor is not required to sign this document.)* Your offer on Solicitation Number __________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the **following documents: (a) the Government's solicitation and your offer, and** (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER *(Type or print)*
Jon P. Stonehouse CEO

20A. NAME OF CONTRACTING OFFICER
Swee L. Teo
Contracting Officer, MID RCB-A, OA,DEA,NIAID

**19B. NAME OF CONTRACTOR**
BY [signature]
***(Signature of person authorized to sign)***

**19C. DATE SIGNED**
8/28/2020

20B. UNITED STATES OF AMERICA
BY Swee L. Teo -S Digitally signed by Swee L. Teo -S Date: 2020.08.31 08:05:02 -04'00'
*(Signature of Contracting Officer)*

20C. DATE SIGNED
**August 31, 2020**

# CONTRACT TABLE OF CONTENTS

# PART I - THE SCHEDULE

## SECTION B - SERVICES AND COSTS

### ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The Contractor shall manufacture and evaluate the safety, efficacy and tolerability of galidesivir a broad spectrum, antiviral therapeutic.

### ARTICLE B.2. ESTIMATED COST - OPTION

a. The estimated cost of the Base Period of this contract is $[***].

b. The fixed fee for the Base Period of this contract is $[***]. The fixed fee shall be paid in installments based on the percentage of completion of work, as determined by the Contracting Officer. Payment shall be subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract.

c. The total estimated amount of the contract, represented by the sum of the estimated cost plus the fixed fee for the Base Period is $6,326,480.

d. If the Government exercises its option pursuant to the OPTION PROVISION Article in SECTION H of this contract, the Government's total estimated contract amount represented by the sum of the estimated cost plus the fixed fee will be increased as follows:

| | **Estimated Cost ($)** | **Fixed Fee ($)** | **Estimated Cost Plus Fixed Fee ($)** |
|---|---|---|---|
| Base Period | $[***] | $[***] | $6,326,480 |
| Option One | $[***] | $[***] | $[***] |
| Option Two | $[***] | $[***] | $[***] |
| Option Three | $[***] | $[***] | $[***] |
| Option Four | $[***] | $[***] | $[***] |
| Total [Base Period and Options] | $[***] | $[***] | $43,907,603 |

### ARTICLE B.3. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a. **Accountability and Transparency of COVID-19 Supplemental Funding**

In accordance with the Executive Office of the President, Office of Management and Budget, and the Coronavirus Aid, Relief, and Economic Security (CARES) Act (Public Law 116136), federal agencies must accurately record and track funding for awards made under the new relief legislation to ensure accountability and transparency. Agencies must report information on awards to provide the public with information in a clear, accurate, and timely manner. Spending transparency and regular reporting will provide important accountability mechanisms to help safeguard taxpayer dollars. Accurately recording and tracking funding for awards made under the new relief legislation is essential

to providing relief to citizens and businesses, facilitating oversight, and creating accountability for results.

As a recipient of federal supplemental COVID-19 funding under this contract, the Contractor shall:

i. Accurately record and track COVID-19 supplemental funding designated solely for COVID-19 projects under the scope of work of the contract.

ii. Ensure accountability and transparency when claiming costs for reimbursement.

iii. On all invoices submitted for payment to the Government, the Contractor shall track, identify, and segregate supplemental COVID-19 reimbursable costs from non-COVID-19 reimbursable costs.

b. **Establishment of Indirect Cost Rate**

The Contractor may bill overhead costs at a temporary billing rate of [***]% of direct labor plus fringe benefits costs and General and Administrative costs at a temporary billing rate of [***]% of total direct costs; until such time as indirect costs have been established, provided, that the Contractor's indirect cost proposal is submitted to the cognizant office responsible for negotiating indirect costs no later than six (6) months after the date of contract award. If, the indirect cost proposal is not submitted in a timely manner, any temporary indirect costs billed after this due date will be suspended until such time as the indirect cost proposal is submitted.

c. **Confidential Treatment of Sensitive Information**

The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.
Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

d. **Contract Number Designation**

On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appears on the face page of the contract as follows:

Contract No. 75N93020C00055.

## ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS

a. **Items Unallowable Unless Otherwise Provided**

Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT, and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

1. Conferences and Meetings

2. Food for Meals, Light Refreshments, and Beverages

3. Promotional Items *[includes, but is not limited to: clothing and commemorative items such as pens, mugs/cups, folders/folios, lanyards, and conference bags that are sometimes provided to visitors, employees, grantees, or conference attendees.]*

4. Acquisition, by purchase or lease, of any interest in real property;

5. Special rearrangement or alteration of facilities;

6. Purchase or lease of **any** item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

7. Travel to attend general scientific meetings;

8. Foreign travel;

9. Consultant costs;

10. Subcontracts;

11. Patient care costs;

12. Accountable Government Property (defined as non-expendable personal property with an acquisition cost of $1,000 or more) and "sensitive items" (defined as items of personal property (supplies and equipment that are highly desirable and easily converted to personal use), regardless of acquisition value.

13. Printing Costs (as defined in the Government Printing and Binding Regulations).

b. **Travel Costs**

1. The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.2 - Contracts with Commercial Organizations, Subsection 31.205-46, Travel Costs.

## SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

## ARTICLE C.1. STATEMENT OF WORK

a. Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, dated August 14, 2020, set forth in SECTION J-List of Attachments, attached hereto and made a part of this contract.

## ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format.

All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act of 1973. Additional information about testing documents for Section 508 compliance, including guidance and specific checklists, by application, can be found at: http://www.hhs.gov/web/508/index.html under "Making Files Accessible."

a. **Technical Reports**

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of this contract:

*[Note: Beginning May 25, 2008, the Contractor shall include, in any technical progress report submitted, the applicable PubMed Central (PMC) or NIH Manuscript Submission reference number when citing publications that arise from its NIH funded research.]*

1. **Monthly Progress Report**

   i. This report shall include a description of the technical activities and results during the reporting period, and the activities planned for the ensuing reporting period, and shall include a budget summary for costs incurred during the monthly reporting period for the base period and each option and milestone. The funding level shall be presented in correlation with percent completion of the activities under the base, option and/or milestone.

   ii. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month. Monthly Progress Reports shall not be required when the Annual Progress Report is due.

   iii. This report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract.

2. **Annual Technical Progress Report for Clinical Research Study Populations**

   The Contractor shall submit in accordance with the DELIVERIES Article in SECTION F of the contract information about the inclusion of women and members of minority groups and their subpopulations for each study being performed under this contract. In addition, the NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research,Amended, October 2001 applies. Include a description of the plans to conduct analyses, as appropriate, by sex/gender and/or racial/ethnic groups in the clinical trial protocol as approved by the IRB, and provide a description of the progress in the conduct of these analyses, as appropriate, in the annual progress report and the final report. If the analysis reveals no subset differences, a brief statement to that effect, indicating the subsets analyzed, will suffice. The Government strongly encourages inclusion of the results of subset analysis in all publication submissions. In the final report, the Contractor shall include all final analyses of the data on sex/gender and race/ethnicity.

3. **Annual Progress Report**

   i. This report shall include a summation of the technical activities and results for the entire contract period covered, a budget summary for costs incurred during the annual reporting period for the base period and each option and milestone. The funding level shall be presented in correlation with percent completion of the activities under the base, option and/or milestone.

ii. An annual report will not be required for the period when the Final Report is due.

iii. This report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract.

The Contractor shall provide the Contracting Officer with one copy of the Annual Progress Report in **draft** form in accordance with the DELIVERIES Article in SECTION F of this contract. The Contracting Officer's Representative (COR) will review the draft report and provide the Contracting Officer with comments within 15 Calendar days after receipt. The Annual Progress Report shall be corrected by the Contractor, if necessary and the final version delivered as specified in the above paragraph.

4. **Final Report**

This report is to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. An Annual report will not be required for the period when the Final Report is due.

The Contractor shall provide the Contracting Officer with one copy of the Final Report in **draft** form in accordance with the DELIVERIES Article in SECTION F of this contract. The Contracting Officer's Representative (COR) will review the draft report and provide the Contracting Officer with comments within 15 Calendar days after receipt. The Final Report shall be corrected by the Contractor, if necessary and the final version delivered as specified in the above paragraph.

5. **Summary of Salient Results**

The Contractor shall submit, with the Final Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract in accordance with the DELIVERIES Article in SECTION F of this contract.

6. **Reporting on Select Agents or Toxins and/or Highly Pathogenic Agents**

For work involving the possession, use, or transfer of a *Select Agent or Toxin* and/or a *Highly Pathogenic Agent*, the following information shall also be included in each Annual Progress Report:

1. Any changes in the use of the Select Agent or Toxin including initiation of "restricted experiments," and/or a Highly Pathogenic Agent, that have resulted in a change in the required biocontainment level, and any resultant change in location, if applicable, as determined by the IBC or equivalent body or institutional biosafety official.

2. If work with a new or additional *Select Agent or Toxin* and/or a Highly Pathogenic Agent will be conducted in the upcoming reporting period, provide:

    1. A list of each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent that will be studied;

    2. A brief description of the work that will be done with each new or additional Select Agent or Toxin and/or a Highly Pathogenic Agent and whether or not the work is a Select Agent or Toxin restricted experiment as defined in the Select Agents Regulation 42 CFR Part 73, Section 13.b ( http://www.selectagents.gov/Regulations.html) or listed on the U.S. National Select Agents Registry restricted experiments website ( http://www.selectagents.gov/index.html);

3. The name and location for each biocontainment resource/facility, including the name of the organization that operates the facility, and the biocontainment level at which the work will be conducted, with documentation of approval by your IBC or equivalent body or institutional biosafety official. It must be noted if the work is being done in a new location or different location.
4. For work with Select Agents performed in the U.S. provide documentation of registration status of all domestic organizations where Select Agent(s) will be used. For work with Select Agents performed in a non-U.S. country prior NIAID approval is required.

If the IBC or equivalent body or institutional biosafety official has determined, for example, by conducting a risk assessment, that the work that has been performed or is planned to be performed under this contract may be conducted at a biocontainment safety level that is lower than BSL3, a statement to that affect shall be included in each Annual Progress Report.

If no work involving a Select Agent or Toxin and/or a Highly Pathogenic Agent has been performed or is planned to be performed under this contract, a statement to that affect shall be included in each Annual Progress Report.

b. **Other Reports/Deliverables**

1. **Product Development Plan and Work Plan**

The Contractor shall update the Product Development Plan (PDP) and create a Work Plan to incorporate the progress from the effective date of the contract. The Contractor shall submit an updated PDP for review in accordance with the DELIVERIES Article in SECTION F of this contract and prior to initiation of product development activities, unless otherwise negotiated with the COR and the Contracting Officer. This updated PDP and Work Plan shall include:

i. Clearly defined goals, product development stages and product development activities.
ii. A breakdown of activities by fiscal year and non-severable stages, and applicable decision gates.
iii. Quantitative and qualitative criteria and associated data elements for assessing the scientific merit and feasibility of moving to the next stage of product development.
iv. A detailed timeline for each stage covering the initiation, conduct and completion of product development activities and a task-linked budget (a budget linked to each major activity). A Gantt chart should be provided to outline the proposed activities.
v. The Work Plan shall include a description of the studies to be performed within each stage of the project. The Contractor shall also be required to submit a revised PDP and associated Work Plan when a change to the approved plans is requested by the COR.
vi. Risk identification, analysis, and mitigation strategies for accomplishing the objectives of this contract within the period of performance, particularly with respect to adverse experimental or production results, new scientific findings or regulatory guidance from FDA.

2. **Milestone Completion / Decision Gate Report**

A Decision Gate Report shall be submitted when the Contractor has completed a stage of product development and has reached a decision point, as defined in the Work Plan for the Implementation of the Staged Product Development Plan and in accordance with the DELIVERIES Article in SECTION F of this contract. These reports shall be in sufficient detail to explain comprehensively the results achieved. The description shall also include pertinent data and/or conclusions resulting from the

analysis and scientific evaluation of data accumulated to date under the project. Submission of these reports shall coincide with the decision points specified in their Statement of Work.

3. **Audit Reports**

   The Contractor shall submit copies of the audit report and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report in accordance with the DELIVERIES Article in SECTION F of this contract.

4. **Final Clinical Trial Protocols**

   NIAID has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in the NIAID-funded clinical trials. Therefore, as described in the NIAID Clinical Terms of Award ( https://www.niaid.nih.gov/grants-contracts/niaid-clinical-terms-award), the Contractor shall develop a protocol and all associated documents for each clinical trial and submit drafts for review as well as all final protocols and protocol amendments for approval by DMID in accordance with the DELIVERIES Article in SECTION F of this contract. Prior to FDA submission and enrollment, additional reviews and approval periods may be required for changes in the final protocol. Three (3) weeks should be planned for each review period. It is recommended that protocols be submitted using approved DMID templates. The DMID templates and other important information regarding performing human subject research are available at https://www.niaid.nih.gov/grants-contracts/human-subjects.

5. **Final Clinical Study Report**

   For each clinical study performed with contract support, a Draft Clinical Study Report shall be provided upon completion of the analysis of all data generated in the clinical trial in accordance with the DELIVERIES Article in SECTION F of this contract . Following review and approval by DMID, final Clinical Study Reports shall follow the ICH guidelines on Structure and Content of Clinical Study Reports E3 and submitted in accordance with the DELIVERIES Article in SECTION F of the contract.

6. **Final Non-Clinical Study Protocols**

   Submit electronic copies of draft protocols for all non-clinical studies in accordance with the DELIVERIES Article in SECTION F of the contract for review and approval by the COR. Allow at least 10 calendar days for review unless otherwise agreed upon by the COR. The non-clinical study protocols shall undergo at least one round of revision and resubmission for final approval. Final Non-Clinical Study Protocols shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract.

7. **Final Non-Clinical Study Reports**

   For each non-clinical study performed with contract support, a Draft Non-Clinical Study Report should be prepared and submitted in accordance with the DELIVERIES Article in SECTION F of the contract. Allow at least one round of revision and resubmission for final approval unless otherwise agreed upon by the COR. The Non-Clinical Study Reports shall include a complete description of the experimental design, protocol, methods, reagents, data analysis, and conclusions of studies performed. Final Non - Clinical Study Reports shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract.

8. **FDA Correspondence and Meetings**

Submit for review and approval planned FDA communications as well as any subsequent correspondence and resulting meeting summaries in accordance with the DELIVERIES Article in Section F of this contract.

9. **Human Subject IRB Annual Report (Form OMB No. 0990-0263)**

   The Contractor shall submit the Human Subject Annual Report in accordance with the DELIVERIES Article in SECTION F of this contract.

10. **Clinical Monitoring Plan**

    For each clinical trial performed with contract support, a Clinical Monitoring Plan should be prepared and submitted in accordance with the DELIVERIES Article in SECTION F of this contract.

11. **Clinical Monitoring Reports**

    A copy of each Clinical Monitoring Report shall be provided in accordance with the DELIVERIES Article of SECTION F of the contract, unless significant GCP violations were discovered in the clinical monitoring visit. If significant GCP violations were discovered, the Contractor will notify the COR as soon as the Contractor learns about the violation, and the Clinical Monitoring Report shall be provided within fifteen (15) calendar days of the completion of the clinical monitoring visit.

12. **Quality Assurance (QA) Reports**

    Upon request of the COR, the Contractor shall provide a copy of the QA report in accordance with the DELIVERIES Article of SECTION F of the contract.

13. **Safety Oversight Reports**

    The Contractor shall provide open (blinded) and closed (unblinded) reports to be reviewed by the safety oversight monitoring board at the intervals specified by the approved clinical protocol. The Contractor shall provide the report in accordance with the DELIVERIES Article of SECTION F of the contract in a format mutually agreed upon. The Contractor shall provide shell reports (without any data) in accordance with the DELIVERIES Article of SECTION F of the contract.

14. **Sample of Products**

    The Contractor shall submit samples of non-GMP candidate therapeutics and GMP material manufactured with contract funding in accordance with the DELIVERIES Article of SECTION F of the contract.

15. **Technology Transfer**

    Technology Transfer packages shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract to include complete protocols and critical, assays or procedures developed and/or improved with contract funding.

16. **Institutional Biosafety Approval**

    The Contractor shall provide documentation of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments in accordance with the DELIVERIES Article in SECTION F of the contract.

17. **Annual Contract Review Meeting**

A report of the Post Award Contract Initiation Meeting and Annual Contract Review Meetings shall be prepared by the Contractor and submitted in accordance with the DELIVERIES Article in SECTION F of the contract. These reports shall include the slide presentations and all other meeting materials as well as summaries of all discussions.

18. **Monthly Teleconference and Meeting Minutes**

The Contractor shall arrange and participate in a monthly teleconference with the COR on a day and time to be established. Monthly teleconference minutes as well as ad hoc teleconferences and meetings minutes shall be provided by the Contractor in accordance with the DELIVERIES Article in SECTION F of the contract and include the following:

i. List of action items (including who is responsible for the action item);

ii. Summary of any high-level decisions made during the teleconference;

iii. Summary of concerns raised during the teleconference and the plan to address these concerns.

19. **External Advisory Group Meetings**

Reports of all meetings and communications with the External Advisory Group or its individual members shall be documented and submitted in accordance with the DELIVERIES Article in SECTION F of the contract. Documentation of such meetings/communications shall include a summary of the discussions and copies of slide presentations.

20. **Reporting of Financial Conflict of Interest (FCOI)**

All reports and documentation required by 45 CFR Part 94, Responsible Prospective Contractors including, but not limited to, the New FCOI Report, Annual FCOI Report, Revised FCOI Report, and the Mitigation Report, shall be submitted to the Contracting Officer in Electronic format. Thereafter, reports shall be due in accordance with the regulatory compliance requirements in 45 CFR Part 94.

45 CFR Part 94 is available at: http://www.ecfr.gov/cgi-bin/text-idx?c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45. See Part 94.5, Management and reporting of financial conflicts of interest for complete information on reporting requirements.

(Reference subparagraph g. of the INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST Article in SECTION H of this contract.)

21. **Section 508 Annual Report**

The contractor shall submit an annual Section 508 report in accordance with the DELIVERIES Article in SECTION F of this contract. The Section 508 Report Template and Instructions for completing the report are available at: http://www.hhs.gov/web/508/contracting/technology/vendors.html under "Vendor Information and Documents."

## REPORTING REQUIREMENTS FOR USE WITH THE ELECTRONIC REPORT DELIVERABLE SUBMISSION (eRDS) SITE

All reports required herein shall be submitted in electronic format. All electronic contract deliverables shall be submitted via the NIAID electronic Report Deliverable Submission (eRDS) Site, available at the following website: https://erds.niaid.nih.gov/. All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act

of 1973. Additional information about testing documents for Section 508 compliance, including guidance and specific checklists, by application, can be found at http://www.hhs.gov/web/508/index.html under "Making Files Accessible."

## ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Division of Extramural Inventions and Technology Resources (DEITR), OPERA, OER, NIH, 6705 Rockledge Drive, Suite 310, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The annual utilization report shall be submitted in accordance with the DELIVERIES Article in SECTION F of this contract. The final invention statement (see FAR 27.303(b)(2)(ii)) shall be submitted on the expiration date of the contract. All reports shall be sent to the following address:

Contracting Officer
National Institutes of Health
National Institute of Allergy and Infectious Diseases
Office of Acquisition
5601 Fishers Lane
MSC 9821
Bethesda, Maryland 20892- 9821

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is required as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web ( http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

## SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

## SECTION E - INSPECTION AND ACCEPTANCE

1. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.
2. For the purpose of this SECTION, the Contracting Officer's Representative is the authorized representative of the Contracting Officer.
3. Inspection and acceptance will be performed at:
   National Institutes of Health
   National Institute of Allergy and Infectious Diseases
   5601 Fishers Lane
   Rockville, Maryland 20852

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

4. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause **52.246-9, Inspection of Research and Development (Short Form)** (April 1984).

## SECTION F - DELIVERIES OR PERFORMANCE

## ARTICLE F.1. COMPLETION DATE

1. The completion date of the base requirement of this contract is June 30, 2021.
2. If the Government exercises its option(s) pursuant to the OPTION PROVISION Article in Section H of this contract, the completion date will be increased as listed below:

| Option | Completion Period |
|---|---|
| **Base** | **June 30, 2021** |
| **Option One** | **[***]** |
| **Option Two** | **[***]** |
| **Option Three** | **[***]** |
| **Option Four** | **[***]** |

## ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in the Statement of Work Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

1. The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below:

| Item | Description | Quantity | Delivery Schedule |
|---|---|---|---|
| (1) | Monthly Progress Reports | One electronic copy via eRDS | On or before 15 calendar days following each reporting period |
| (2) | Annual Progress Reports | Draft Report - one electronic copy via email<br><br>Annual Report - one electronic copy via eRDS | Draft Report on or before 30 calendar days prior to each reporting period.<br><br>Annual Report on or before 30 calendar days following each reporting period. |
| (3) | Final Report | Draft Report - one electronic copy via email<br><br>Final Report - One electronic copy via eRDS | Draft Report on or before 45 calendar days prior to contract completion date.<br><br>Final Report on or before contract completion date. |

| Item | Description | Quantity | Delivery Schedule |
|---|---|---|---|
| (4) | Summary of Salient Results | One electronic copy via eRDS | On or before contract completion date |
| (5) | Annual Reporting on Select Agents or Toxins and/or Highly Pathogenic Agents | One electronic copy via eRDS | To be included in each Annual Progress Report. See item 2 above. |
| (6) | Annual Technical Progress Report for Clinical Research Study Populations | One electronic copy via eRDS | On or before 30 calendar days following the contract anniversary date |
| (7) | Product Development Plan and Work Plan | One electronic copy via eRDS | Within 30 calendar days from the effective date of the contract and prior to initiation of product development activities. |
| (8) | Milestone Completion Decision Gate Report | One electronic copy via eRDS | Within 15 calendar days after completion of a stage of product development and a decision point has been reached as defined in the Work Plan. |
| (9) | Audit Report | One electronic copy via eRDS | Within 30 calendar days of completion of an audit. |
| (10) | Final Clinical Trial Protocols | Draft protocol - one electronic copy via email<br><br>Final protocol - one electronic copy via eRDS | Draft protocol on or before 21 calendar days prior to study initiation.<br><br>Final protocol - within 15 calendar days following approval of final protocol and protocol amendments. |
| ( 11) | Final Clinical Study Report | Draft report - one electronic copy via email<br><br>Final report - one electronic copy via eRDS | Draft Report on or before 30 calendar days after completion of the analysis of all data generated in each clinical study or applicable option completion date, whichever comes first.<br><br>Final Report on or before applicable option completion date. |
| (12) | Final Non-Clinical Study Protocols | Draft report - one electronic copy via email<br><br>Final protocol - one electronic copy via eRDS | Draft protocol on or before 15 calendar days prior to study initiation.<br><br>Final protocol within 15 calendar days following approval of final protocol and protocol amendments . |
| (13) | Final Non-Clinical Study Reports | Draft report - one electronic copy via email.<br><br>Final report - one electronic copy via eRDS. | Draft reports on or before 30 calendar days after completion of each non-clinical study or applicable |

| Item | Description | Quantity | Delivery Schedule |
|---|---|---|---|
| | | | option completion date, whichever comes first.<br><br>Final report on or before applicable option completion date. |
| (14) | FDA Correspondence and Meetings | One electronic copy via eRDS | Within 5 calendar days of receiving correspondence from or holding meeting with the FDA. |
| (15) | Human Subject IRB Annual Report | One electronic copy via eRDS | Within 30 calendar days of each anniversary date of the contract |
| (16) | Clinical Monitoring Plan | One electronic copy via eRDS | On or before 45 calendar days prior to the initiation date of the clinical trial. |
| (17) | Clinical Monitoring Reports | One electronic copy via eRDS | Within 30 calendar days of the completion of clinical monitoring visit. |
| (18) | Quality Assurance Report | One electronic copy via eRDS | Within 5 calendar days following COR's request. |
| (19) | Safety Oversight Report | One electronic copy via eRDS | Within 10 calendar days prior to each board meeting date. |
| (20) | Sample of Products | As directed by COR | On or before contract completion date. |
| (21) | Technical Transfer | One electronic copy via eRDS | On or before contract completion date. |
| (22) | Institutional Biosafety Approval | One electronic copy via eRDS | Within 10 calendar days following approval from Institutional Biosafety Committee Review. |
| (23) | Annual Contract Review Meeting | One electronic copy via eRDS | Within 21 calendar days following the date of the meetings. |
| (24) | Monthly Teleconference and Meeting Minutes | One electronic copy via eRDS | Within 5 calendar days following date of the teleconference or meeting. |
| (25) | External Advisory Group Meetings | One electronic copy via eRDS | Within 21 calendar days following meeting or communications. |
| (26) | Section 508 Annual Report | One electronic copy via eRDS | Within 15 calendar days following each reporting period. |

2. The above items shall be addressed and delivered to:

| Addressee | Deliverable Item No | Quantity |
|---|---|---|
| CO and COR | Items 1 - 19 and 21 - 26 | One electronic copy via eRDS |
| COR | Item 20 | As directed by COR |

## ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: https://www.acquisition.gov/?q=browsefar.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

**52.242-15, Stop Work Order** (August 1989)

**Alternate I** (April 1984) is applicable to this contract.

## SECTION G - CONTRACT ADMINISTRATION DATA

## ARTICLE G.1. CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this contract:

Michael Kozar, Ph.D.

The COR is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract; or (6) sign written licensing agreements. Any signed agreement shall be incorporated by reference in Section K of the contract

The Government may unilaterally change its COR designation.

## ARTICLE G.2. KEY PERSONNEL, HHSAR 352.237-75 (December 2015)

The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to the contractor voluntarily diverting any of the specified individuals to other programs or contracts the Contractor shall notify the Contracting Officer and shall submit a justification for the diversion or replacement and a request to replace the individual. The request must identify the proposed replacement and provide an explanation of how the replacement's skills, experience, and credentials meet or exceed the requirements of the contract (including, when applicable, Human Subjects Testing requirements). If the employee of the contractor is terminated for cause or separates from the contractor voluntarily with less than thirty days notice, the Contractor shall provide the maximum notice practicable under the circumstances. The Contractor shall not divert, replace, or announce any such change to key personnel without the written consent of the Contracting Officer. The contract will be modified to add or delete key personnel as necessary to reflect the agreement of the parties.

(End of Clause)

The following individual is considered to be essential to the work being performed hereunder:

| Name | Title |
|---|---|
| William Sheridan, Ph.D. | Principal Investigator |

## ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a. Invoice Submission/Contract Financing Request and Contract Financial Reporting, NIH(RC)-4 for NIH Cost-Reimbursement Type Contracts are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a "proper invoice" pursuant to FAR Subpart 32.9, Prompt Payment.

1. Payment requests shall be submitted to the offices identified below. **Do not submit supporting documentation (e.g., receipts, time sheets, vendor invoices, etc.) with your payment request unless specified elsewhere in the contract or requested by the Contracting Officer.**

   a. The original invoice shall be submitted to the following **designated billing office**:

      National Institutes of Health
      Office of Financial Management
      Commercial Accounts
      2115 East Jefferson Street, Room 4B-432, MSC 8500
      Bethesda, MD 20892-8500

   b. The current national emergency and the need to protect Federal and Contractor staff has resulted in a change to NIH's invoice submission process. Effective Wednesday, April 1, 2020, all NIH contractors/vendors invoices should be sent electronically via email to the NIH Office of Financial Management (OFM) and the NIH Contracting Officer (CO) using the electronic submission instructions in accordance with Attachment 2b. - Instructions on Email Submission of Invoices to NIH OFM of the contract.

      On March 30, 2020, Governor Hogan issued a stay-at-home order for the state of Maryland where residents should not leave their homes unless it is for an essential purpose. Stay-at-home orders were also issued by the state of Virginia and the District of Columbia. Therefore, any mailed contractor/vendor invoices will be processed by NIH; however, significant delays are expected due to staff teleworking and complying with the stay-at-home orders. It is important that NIH contractors/vendors follow procedures of Attachment 2b. - Instructions on Email Submission of Invoices to NIH OFM of SECTION J of the contract in order to ensure smooth processing of invoices and timely payment.

   c. One copy of the invoice shall be submitted to the following **approving official**:

      Contracting Officer
      Office of Acquisitions
      DEA, NIAID, NIH
      5601 Fishers Lane
      Bethesda MSC 9821
      Maryland 20892- 9821

      The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include

the Contractor's name, contract number, and unique invoice number. ***[Note: The original payment request must still be submitted in hard copy and mailed to the designated billing office to meet the requirements of a "proper invoice."]***

Central Point of Distribution: NIAID_MIDARCB_Invoices

The Contractor shall include the Central Point of Distribution on the invoice.

2. In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all payment requests:

   a. Name of the Office of Acquisitions. The Office of Acquisitions for this contract is National Institute of Allergy and Infectious Diseases .

   b. Federal Taxpayer Identification Number (TIN). If the Contractor does not have a valid TIN, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract. *[Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.]* If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

   c. DUNS or DUNS+4 Number. The DUNS number must identify the Contractor's name and address exactly as stated in the contract and as registered in the Central Contractor Registration (CCR) database. If the Contractor does not have a valid DUNS number, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract. *[Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.]* If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

   d. Invoice Matching Option. This contract requires a two-way match.

   e. Unique Invoice Number. Each payment request must be identified by a unique invoice number, which can only be used one time regardless of the number of contracts or orders held by an organization.

   f. The Contract Title is:

      To manufacture and evaluate the safety, efficacy and tolerability of galidesivir a broad spectrum, antiviral therapeutic.

b. Inquiries regarding payment of invoices shall be directed to the designated billing office, (301) 496-6452.

c. The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to HHSAR Clause 352.231-70, Salary Rate Limitation in SECTION I of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

   "I hereby certify that the salaries charged in this invoice are in compliance with HHSAR Clause 352.231-70, Salary Rate Limitation in SECTION I of the above referenced contract."

## ARTICLE G.4. PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS, FAR 52.232-40 (December 2013)

a. Upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract, to the maximum extent practicable and prior to when such

payment is otherwise required under the applicable contract or subcontract, after receipt of a proper invoice and all other required documentation from the small business subcontractor.

b. The acceleration of payments under this clause does not provide any new rights under the prompt Payment Act.

c. Include the substance of this clause, include this paragraph c, in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items.

(End of Clause)

## ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1. Contractor Performance Evaluations

   Interim and Final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The Final performance evaluation will be prepared at the time of completion of work. In addition to the Final evaluation, Interim evaluation(s) will be prepared annually on the anniversary date of the contract's effective date.

   Interim and Final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted sixty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

   Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

2. Electronic Access to Contractor Performance Evaluations

   Contractors may access evaluations through a secure Web site for review and comment at the following address:

   http://www.cpars.gov

## SECTION H - SPECIAL CONTRACT REQUIREMENTS

## ARTICLE H.1. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (December 2015)

1. The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR part 46 and with the Contractor's current Federal-wide Assurance (FWA) on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR part 46 and the Assurance of Compliance.

2. The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. Nothing in this contract shall create an agency or employee relationship between the Government and the Contractor, or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without creating liability on the part of the Government for the acts of the Contractor or its employees.

3. Contractors involving other agencies or institutions in activities considered to be engaged in research involving human subjects must ensure that such other agencies or institutions obtain their own FWA if they are routinely engaged in research involving human subjects or ensure that such agencies or institutions are covered by the

Contractors' FWA via designation as agents of the institution or via individual investigator agreements (see OHRP Website at: http://www.hhs.gov/ohrp/policy/guidanceonalternativetofwa.pdf).

4. If at any time during the performance of this contract the Contractor is not in compliance with any of the requirements and or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part.

(End of clause)

## ARTICLE H.2. RESTRICTION ON USE OF HUMAN SUBJECTS, HHSAR 352.270-6 (December 2015)

Pursuant to 45 CFR part 46, Protection of Human Research Subjects, the Contractor shall not expend funds under this award for research involving human subjects or engage in any human subjects research activity prior to the Contracting Officer's receipt of a certification that the research has been reviewed and approved by the Institutional Review Board (IRB) registered with OHRP. This restriction applies to all collaborating sites, whether domestic or foreign, and subcontractors. The Contractor must ensure compliance by collaborators and subcontractors.

(End of clause)

## ARTICLE H.3. REQUIRED EDUCATION IN THE PROTECTION OF HUMAN RESEARCH PARTICIPANTS

NIH policy requires education on the protection of human subject participants for all investigators receiving NIH contract awards for research involving human subjects. For a complete description of the NIH Policy announcement on required education in the protection of human subject participants, the Contractor should access the NIH Guide for Grants and Contracts Announcement dated June 5, 2000 at the following website:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-039.html.

The information below is a summary of the NIH Policy Announcement:

The Contractor shall maintain the following information: (1) a list of the names and titles of the principal investigator and any other individuals working under the contract who are responsible for the design and/or conduct of the research; (2) the title of the education program(s) in the protection of human subjects that has been completed for each named personnel and; (3) a one sentence description of the educational program(s) listed in (2) above. This requirement extends to investigators and all individuals responsible for the design and/or conduct of the research who are working as subcontractors or consultants under the contract.

Prior to any substitution of the Principal Investigator or any other individuals responsible for the design and/or conduct of the research under the contract, the Contractor shall provide the following written information to the Contracting Officer: the title of the education program and a one sentence description of the program that has been completed by the replacement.

## ARTICLE H.4. DATA AND SAFETY MONITORING IN CLINICAL TRIALS

The Contractor is directed to the full text of the NIH Policy regarding Data and Safety Monitoring and Reporting of Adverse Events, which may be found at the following web sites:

http://grants.nih.gov/grants/guide/notice-files/not98-084.html
http://grants.nih.gov/grants/guide/notice-files/not99-107.html
http://grants.nih.gov/grants/guide/notice-files/NOT-OD-00-038.html

The Contractor must comply with the NIH Policy cited in these NIH Announcements and any other data and safety monitoring requirements found elsewhere in this contract.

Data and Safety Monitoring shall be performed in accordance with the approved Data and Safety Monitoring Plan.

The Data and Safety Monitoring Plan shall be established and approved prior to beginning the conduct of the clinical trial.

## ARTICLE H.5. GOOD CLINICAL PRACTICE TRAINING FOR NIH AWARDEES INVOLVED IN NIH-FUNDED CLINICAL TRIALS

NIH-funded investigators and staff who are involved in the conduct, oversight, or management of clinical trials should be trained in Good Clinical Practice (GCP), consistent with principles of the International Conference on Harmonisation (ICH) E6 (R2). GCP training may be achieved through a class or course, academic training program, or certification from a recognized clinical research professional organization. GCP training should be refreshed at least every three years to remain current with regulations, standards and guidelines. The Contractor shall provide completion of training documentation to the Contracting Officer's Representative (COR).

Investigator: The individual responsible for the conduct of the clinical trial at a trial site. If a clinical trial is conducted by a team of individuals at a trial site, the investigator is the responsible leader of the team and may be called the principal investigator.

Clinical Trial Staff: Individuals, identified by the investigator, who are responsible for study coordination, data collection and data management. Clinical trial staff may also be called the research coordinator, study coordinator, research nurse, study nurse or sub-investigator.

## ARTICLE H.6. CLINICAL TRIAL REGISTRATION AND RESULTS INFORMATION SUBMISSION

The Contractor conducting clinical trials, funded wholly or partially through the NIH extramural and intramural programs, shall ensure that its NIH-funded clinical trials are registered at, and summary results information is submitted to, www.clinicaltrials.gov for public posting. See NIH Guide Notice NOT-OD-16-149 dated September 16, 2016.

All NIH-funded clinical trials shall be registered and results information submitted to www.clinicaltrials.gov regardless of study phase, type of intervention, or whether they are subject to the regulation 42 CFR Part 11. Clinical trials subject to the regulation are called "applicable clinical trials."

The Contractor must submit a plan with its proposal to meet the regulatory requirements of the dissemination of information of NIH-funded Clinical Trials. The Contractor and investigators are required to comply with all terms and conditions of award, including following their acceptable plan for the dissemination of NIH-funded clinical trial information.

The Contractor must register all NIH-funded clinical trials in www.clinicaltrials.gov not later than 21 calendar days after the enrollment of the first participant. Results information from those trials must be submitted not later than one year after the trial's primary completion date. Submission of results information can be delayed in certain circumstances for up to two additional years for trials of products regulated by the FDA that are unapproved, unlicensed, or uncleared or for trials of products for which approval, licensure, or clearance of a new use is being sought. The Contractor shall include the trial registration number (NCT number) in the Technical Progress Report covering the period in which registration occurred, and as a standalone notification to the Contracting Officer within ten (10) calendar days of the registration. Each NIH-funded clinical trial must have only one entry in www.ClinicalTrials.gov that contains its registration and results information.

The Contractor shall include a specific statement in all informed consent documents relating to posting of clinical trials information to www.clinicaltrials.gov. The responsibilities of the Contractor will fall within one of the following three categories:

1. If the NIH-funded clinical trial is an applicable clinical trial under the regulation and the Contractor is the responsible party, the Contractor will ensure that all regulatory requirements are met.
2. If the NIH-funded clinical trial is an applicable clinical trial under the regulation but the Contractor is not the responsible party, the Contractor will coordinate with the responsible party to ensure that all regulatory requirements are met.
3. If the NIH-funded clinical trial is not an applicable clinical trial under the regulation, the Contractor will be responsible for carrying out the tasks and meeting the timelines described in regulation. Such tasks include registering the clinical trial in ClinicalTrials.gov and submitting results information to ClinicalTrials.gov.

Failure to comply with the terms and conditions of the award may provide a basis for enforcement actions. Identifying clinical trial record as non-compliant in ClinicalTrials.gov may lead to termination, consistent with 45 CFR 75.371 and/ or other authorities, as appropriate. If the NIH-funded clinical trial is also an applicable clinical trial, non-compliance with the requirements specified in 42 USC 282(j) and 42 CFR Part 11 may also lead to the actions described in 42 CFR 11.66.

The Contracting Officer may take one or more of the following enforcement actions, if the Contractor fails to provide evidence of compliance within 30 days.

- Temporary withhold payments pending correction of the deficiency;
- Disallow all or part of the cost of the activity or action not in compliance;
- Wholly or partly suspend or terminate the contract award;
- Initiate suspension or debarment proceedings as authorized under 2 CFR part 180 and HHS awarding regulations at 2 CFR part 376;
- Withhold further awards for the project and program;
- Take other remedies that may be legally available.

## ARTICLE H.7. CLINICAL TRIAL REGISTRATION AND RESULTS INFORMATION SUBMISSION PLAN

The special terms and conditions in the Contract Award that include a clinical trial:

1. The clinical trial(s) supported by this award is subject to the plan submitted to NIH and the NIH policy on Dissemination of NIH-Funded Clinical Trial Information. The plan must state that the clinical trial(s) funded by this award will be registered in ClinicalTrials.gov not later than 21 calendar days after enrollment of the first participant. The plan also must state that primary summary results shall be reported in ClinicalTrials.gov, including adverse event information, not later than one year after the primary completion date of the trial. The reporting of summary results is required by this term of award.
2. This award is subject to reporting requirements with each submission of the annual report. Contractor shall agree to the following annual certification. By affirming this annual certification:

The Contractor hereby certifies that all investigators conducting NIH-funded clinical trials under the NIH contract number 75N93020C00055 are in compliance with the Contractor's plan addressing compliance with the NIH policy on Dissemination of NIH-Funded Clinical Trial Information. Any clinical trial funded wholly or partially under this award has been registered in ClinicalTrials.gov or will be registered not later than 21 calendar days after enrollment of the first participant. Primary summary results have been submitted to ClinicalTrials.gov or will be submitted not later than one year after the primary completion date of the trial.

## ARTICLE H.8. CERTIFICATE OF CONFIDENTIALITY

Section 2012 of the 21st Century Cures Act, enacted December 13, 2016, enacts new provisions governing the authority of the Secretary of Health and Human Services (Secretary) to protect the privacy of individuals who are the subjects of research, including significant amendments to the previous statutory authority for such protections, under subsection 301(d) of the Public Health Service Act.

Effective October 1, 2017, all research that was commenced or ongoing on or after December 13, 2016 and is within the scope of the NIH Policy for Issuing Certificate of Confidentiality (CoC) NOT-OD-17-109, the Contractor shall protect the privacy of individuals who are subjects of such research in accordance with subsection 301(d) of the Public Health Service Act as a term and condition of the contract. The certificate will not be issued as a separate document.

NIH considers research in which identifiable, sensitive information is collected or used, to include:

- Human subjects research as defined in the Federal Policy for the Protection of Human Subjects (45 CFR 46), including exempt research (except for human subjects' research that is determined to be exempt from all or some of the requirements of 45 CFR 46) if the information obtained is recorded in such a manner that human subjects cannot be identified or the identity of the human subjects cannot readily be ascertained, directly or through identifiers linked to the subjects;
- Research involving the collection or use of biospecimens that are identifiable to an individual or for which there is at least a very small risk that some combination of the biospecimen, a request for the biospecimen, and other available data sources could be used to deduce the identity of an individual;
- Research that involves the generation of individual level, human genomic data from biospecimens, or the use of such data, regardless of whether the data is recorded in such a manner that human subjects can be identified or the identity of the human subjects can readily be ascertained as defined in the Federal Policy for the Protection of Human Subjects (45 CFR 46); or
- Any other research that involves information about an individual for which there is at least a very small risk, as determined by current scientific practices or statistical methods, that some combination of the information, a request for the information, and other available data sources could be used to deduce the identity of an individual, as defined in subsection 301(d) of the Public Health Service Act.

The Contractor shall not:

- Disclose or provide, in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding, the name of such individual or any such information, document, or biospecimen that contains identifiable, sensitive information about the individual and that was created or compiled for purposes of the research, unless such disclosure or use is made with the consent of the individual to whom the information, document, or biospecimen pertains; or
- Disclose or provide to any other person not connected with the research the name of such an individual or any information, document, or biospecimen that contains identifiable, sensitive information about such an individual and that was created or compiled for purposes of the research.

The Contractor is permitted to disclose only in below circumstances. The Contractor shall notify the CO minimum ten (10) calendar days prior to disclosure.

- Required by Federal, State, or local laws (e.g., as required by the Federal Food, Drug, and Cosmetic Act, or state laws requiring the reporting of communicable diseases to State and local health departments), excluding instances of disclosure in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding;
- Necessary for the medical treatment of the individual to whom the information, document, or biospecimen pertains and made with the consent of such individual;
- Made with the consent of the individual to whom the information, document, or biospecimen pertains; or

- Made for the purposes of other scientific research that is in compliance with applicable Federal regulations governing the protection of human subjects in research.

In accordance with 45 CFR Part 75.303(a), the contractor shall maintain effective internal controls (e.g., policies and procedures) that provide reasonable assurance that the award is managed in compliance with Federal Statutes and regulations.

The recipient of CoCs shall ensure that any company/institution/individual not funded by NIH who receives a copy of identifiable, sensitive information protected by a Certificate is subject to the requirements of subsection 301(d) of the Public Health Service Act. The Contractor shall ensure that Subcontractors who receive funds to carry out part of the Federal award are subject to subsection 301(d) of the Public Health Service Act and the NIH Policy for Issuing CoC.

## ARTICLE H.9. SINGLE INSTITUTIONAL REVIEW BOARD (sIRB)

For Institutional Review Board (IRB), the Contractor shall use the single Institutional Review Board (sIRB) of record for multi-site research. All domestic sites participating in multi-site studies involving a non-exempt human subjects research funded wholly or partially by the National Institutes of Health (NIH) shall use a sIRB to conduct the ethical review required by the Department of Health and Human Services regulations for the Protection of Human Subjects at 45 CFR Part 46 and the NIH Policy on the Use of Single Institutional Review Board for Multi-Site Research. Any IRB serving as the sIRB of record for NIH funded research shall be registered with the HHS Office for Human Research Protections (OHRP) and shall have membership sufficient to adequately review the proposed study.

The Contractor shall provide to the Contracting Officer a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 certifying IRB review and approval of the research that encompasses all sites of performance.

*This paragraph applies only if the Government provided a sIRB through a separate entity as stated in section- C.* When the Government provided sIRB through a separate entity, the Contractor agrees to use of the sIRB. The Contractor shall provide to the Contracting Officer sIRB information and data in a timely manner as necessary to meet the policy and/or regulatory requirements of the Protection of Human Subjects at 45 CFR Part 46.

**Exceptions to the NIH Single IRB Policy**

The Contractor may request an exception in the following instances:

1. Sites for which Federal, state, or tribal laws, regulations or policies require local IRB review (policy-based exceptions);
2. *Other exceptions*, to be determined by NIH if there is a compelling justification; and
3. Time Limited Exception: ancillary studies to ongoing research without a sIRB- new multi-site non-exempt human subjects' ancillary studies, that would otherwise be expected to comply with the sIRB policy, but are associated with the ongoing multi-site parent studies, will not be required to use a sIRB of record until the parent study is expected to comply with the sIRB policy.

Policy-based exceptions and time limited exceptions are automatically granted when identified in the sIRB Plan.

*Other exceptions* must be reviewed by NIH sIRB Exceptions Review Committee (ERC) and are expected to be granted rarely. *Other exceptions* when Offeror believes that one or more research sites should be exempt from use of the single IRB of record to conduct local IRB review based on compelling justification-

1. Offerors should request an exception in the sIRB plan attachment within the contract proposal (section 3.2 in the Study Record: PHS Human Subjects and Clinical Trials Information form).
2. Offerors must include the name of the site(s) for which an IRB other than the sIRB of record is proposed to review the study for the sites(s).
3. Offerors must substantiate their exception request with sufficient information that demonstrates a compelling justification for *other exceptions* to the sIRB policy. The rationale should include why the sIRB of record cannot

serve as the reviewing IRB for the site(s), and why the local IRB is uniquely qualified to be the reviewing IRB for the specific site(s).

- For instance, the justification may consider ethical or human subjects protections issues, population needs, or other compelling reasons that IRB review for the site(s) cannot be provided by the single IRB of record.

4. Note that the proposed budget in the proposal must reflect all necessary sIRB costs without an approved *other exception*. The Offerors should not assume that an *other exception* will be granted when considering what sIRB costs to include in the budget.

**Post-Award Exception Requests**

For any post-award changes that necessitate an exception request, such as the addition of a new domestic site that may be unable to use the sIRB Contractor shall contact their Contracting Officer (CO). For policy-based exceptions, the Contractor shall provide the appropriate citation to verify the requirement for local IRB review for the newly added site(s) to the CO. For *other exceptions*, the Contractor shall provide compelling justification to the CO to be reviewed by the NIH Exceptions Review Committee (ERC) (see **Steps to Request an Other Exception to the sIRB Policy** above). For time limited exceptions, Contractor shall provide the parent contract number to the CO. For time limited exceptions, Contractor shall provide the parent contract number to the CO.

**Notice of Approval or Disapproval of *Other Exception* Requests**

The sIRB exception requests will be considered after peer review for proposals in the competitive range. The decision of NIH ERC is final. Offerors will be notified of the final decision by their CO prior to award. Approved exceptions will be incorporated as a term and condition in the contract award. Also, any exception requests submitted after award must be submitted to the CO and reviewed by the NIH ERC. No further revisions of the exception request will be accepted.

The award budget may need to be adjusted if an exception is granted.

## ARTICLE H.10. PLAN FOR SINGLE INSTITUTIONAL REVIEW BOARD (sIRB)

For this multi-site study, the Contractor agrees to adhere to the NIH sIRB policy, and the IRB shall serve as the single IRB of record. All participating sites have agreed to rely on the IRB, and a written authorization/reliance agreement shall be developed. Any additional sites added after contract award shall also agree to rely on this study's single IRB of record. Communication plans for interactions between the sIRB and participating sites shall be described in the authorization/reliance agreement. All participating sites shall, prior to initiating the study, sign the authorization/ reliance agreement that shall clarify the roles and responsibilities of the sIRB and participating sites. The Contractor shall maintain records of the authorization/reliance agreements, including the communication plans. The approved sIRB plan will be incorporated as a term and condition of the award. Any updates/changes to the plan shall be provided to the Contracting Officer's Representative with a copy submitted to the Contracting Officer within 30 calendar days.

**Exceptions to the Single IRB Plan**

The Contractor may request an exception to the sIRB plan under the following instances:

- Sites for which federal, state, or tribal laws, regulations or policies require local IRB review (policy-based exceptions)

*Review by a single IRB of record will not be possible for ( **sites)** because of federal/state/tribal law, regulation, or policy ( **provide specific citation(s))***

- *Other exceptions*, to be determined by NIH if there is a compelling justification

*Review by a single IRB of record will not be possible for ( **this contractor)** because of ( **provide compelling justification and rationale why local IRB is uniquely qualified to be the reviewing IRB for the specific site(s**)).*

- Time Limited Exceptions: New multi-site non-exempt human subjects' ancillary studies, that would otherwise be expected to comply with the sIRB policy, but are associated with the ongoing multi-site parent studies, will not be required to use the sIRB of record until the parent study is expected to comply with the sIRB policy.

*Review by a single IRB of record will not be possible for (* ***sites)*** *because of ongoing multi-site parent study (* ***provide parent contract number)***.

## ARTICLE H.11. INCLUSION OF WOMEN AND MINORITIES IN RESEARCH INVOLVING HUMAN SUBJECTS

NIH-conducted and supported clinical research must conform to the NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research in accord with Public Health Service Act sec. 4928 U.S.C. sec 289a-2. The policy requires that women and members of minority groups and their subpopulations must be included in all NIH-conducted or supported clinical research projects involving human subjects, unless a clear and compelling rationale and justification establishes to the satisfaction of the relevant NIH Institute/Center (IC) Director that inclusion is inappropriate with respect to the health of the subjects or the purpose of the research. The Director, NIH, may determine that exclusion under other circumstances is acceptable, upon the recommendation of an IC Director, based on a compelling rationale and justification. Cost is not an acceptable reason for exclusion except when the study would duplicate data from other sources. Women of childbearing potential should not be routinely excluded from participation in clinical research.

All investigators proposing research involving human subjects should read the UPDATED "NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research, Amended November 2017," published in the NIH Guide for Grants and Contracts on October 9, 2001 at the following web site:

http://grants.nih.gov/grants/funding/women_min/guidelines_amended_10_2001.htm.

The Contractor must submit the results of valid analyses by sex/gender and race/ethnicity to Clinicaltrials.gov for all NIH-conducted or supported applicable NIH-defined Phase III clinical trials. This requirement does not apply to NIH-defined Phase III trials not considered to applicable clinical trials under 42 CFR Part 11. The Contractor must report applicable NIH-defined Phase III clinical trials involving research subjects of all ages, including foreign awards and domestic awards with a foreign component. The Contractor must specify outcomes on sex/gender and race/ethnicity, as required based on prior evidence, and as explained in the NIH Policy and Guidelines on the Inclusion of Women and Minorities as Subjects in Clinical Research.

Note: Applicable clinical trials are required to be registered in ClinicalTrials.gov not later than 21 calendar days after the enrollment of the first participant. Results information, including the results of the valid analyses by sex/gender and race/ethnicity, from those trials must be submitted not later than one year after the trial's primary completion date. Submission of results information can be delayed in certain circumstances for up to two additional years for trials of products regulated by the FDA that are unapproved, unlicensed, or uncleared or for trials of products for which approval, licensure, or clearance of new use is being sought.

## ARTICLE H.12. INCLUSION OF INDIVIDUALS ACROSS THE LIFESPAN AS PARTICIPANTS IN RESEARCH INVOLVING HUMAN SUBJECTS

Section 2038 of the 21st Century Cures Act, enacted December 13, 2016, enacts new provisions requiring NIH to address the consideration of age as an inclusion variable in research involving human subjects, to identify criteria for justification for any age-related exclusions in NIH research, and to provide data on the age of participants in clinical research studies. The NIH Policy and Guidelines on the Inclusion of Individuals Across the Lifespan as Participants in Research Involving Human Subjects applies to all NIH conducted or supported research involving human subjects, including research that is otherwise "exempt" in accordance with Sections 101(b) and 401(b) of 45 CFR 46 - Federal Policy for the Protection of Human Subjects.

Effective on all solicitations issued on or after January 25, 2019, individuals of all ages, including children (i.e. individuals under the age of 18) and older adults, must be included in all human subjects research, conducted or supported by the NIH, unless there are scientific or ethical reasons not to include them. The inclusion of individuals

across the lifespan as subjects in research must be in compliance with all applicable subparts of 45 CFR 46 as well as with other pertinent federal laws and regulations.

The Contractor must address the age-appropriate inclusion or exclusion of individuals in the proposed research project. The Contractor must provide a description of plans for including individuals across the lifespan, including a rationale for selecting the specific age range justified in the context of the scientific question proposed. If individuals will be excluded from the research based on age, the contractor must provide acceptable justification for the exclusion.

The Contractor must submit cumulative data as prescribed in the Age Enrollment Report template on participant age at enrollment in monthly progress reports. Investigators planning to conduct research involving human subjects should design their studies in such a way that de-identified individual level participant data on sex/gender, race, ethnicity, and age at enrollment may be provided in progress reports.

## ARTICLE H.13. POSTING CLINICAL TRIAL INFORMED CONSENT FORMS TO CLINICALTRIALS.GOV

The Revised Common Rule sections 46.102(b) and 46.116(h) requires Contractors to post one IRB-approved version of an Informed Consent Form that has been used to enroll participants on a public federal website designated for posting such Consent Forms. Contractors shall post the Informed Consent Form to the National Institutes of Health's (NIH's) clinical trials registry and results database ClinicalTrials.gov. Note: ClinicalTrials.gov only accepts Informed Consent Forms written in English; non-English language forms must be submitted to Regulations.gov. The Informed Consent Form must be posted after recruitment closes, and no later than 60 days after the final study visit. The Contracting Officer (CO) and/or Contracting Officer's Representative (COR) may permit or require redactions as appropriate.

## ARTICLE H.14. REGISTRATION AND RESULTS REPORTING FOR APPLICABLE CLINICAL TRIALS IN CLINICALTRIALS.GOV

The Food and Drug Administration Amendments Act of 2007 (FDAAA) at: http://frwebgate.access.gpo.gov/cgi-bin/getdoc.cgi?dbname=110_cong_public_laws&docid=f:publ085.110.pdf, Title VIII, expands the National Institutes of Health's (NIH's) clinical trials registry and results database known as ClinicalTrials.gov and imposes new requirements that apply to specified "applicable clinical trials," including those supported in whole or in part by NIH funds. FDAAA requires:

- the registration of certain "applicable clinical trials" (see Definitions at: http://grants.nih.gov/ClinicalTrials_fdaaa/definitions.htm) in ClinicalTrials.gov no later than 21 days after the first subject is enrolled; and
- the reporting of summary results information (including adverse events) no later than 1 year after the completion date (See Definitions at link above) for registered applicable clinical trials involving drugs that are approved under section 505 of the Food, Drug and Cosmetic Act (FDCA) or licensed under section 351 of the PHS Act, biologics, or of devices that are cleared under section 510k of FDCA.

In addition, the Contractor shall notify the Contracting Officer's Representative (COR), with the trial registration number (NCT number), once the registration is accomplished. This notification may be included in the Technical Progress Report covering the period in which registration occurred, or as a stand alone notification.

The Contractor is the Sponsor, therefore the "Responsible Party" for the purposes of compliance with FDAAA which includes registration (and results reporting, if required) of applicable clinical trial(s) performed under this contract in the Government database, ClinicalTrials.gov ( http://www.ClinicalTrials.gov).

Additional information is available at: http://prsinfo.clinicaltrials.gov .

## ARTICLE H.15. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform

Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

## ARTICLE H.16. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self designated form, provided that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263(formerly Optional Form 310).

## ARTICLE H.17. NIH POLICY ON ENHANCING REPRODUCIBILITY THROUGH RIGOR AND TRANSPARENCY

Contractors shall adhere to the NIH policy of enhancing reproducibility through rigor and transparency by addressing each of the four areas of the policy in performance of the Statement of Work and in publications, as applicable:
1) Scientific Premise; 2) Scientific Rigor; 3) Consideration of Relevant Biological Variables, including Sex; and 4) Authentication of Key Biological and/or Chemical Resources. This policy applies to all NIH funded research and development, from basic through advanced clinical studies. See NIH Guide Notice, NOT-OD-15-103, "Enhancing Reproducibility through Rigor and Transparency" and NOT-OD-15-102, "Consideration of Sex as a Biological Variable in NIH-funded Research" for more information. In addition, publications are expected to follow the guidance at http://www.nih.gov/research-training/rigor-reproducibility/principles-guidelines-reporting-preclinical-research, whether preclinical or otherwise, as appropriate. More information is available at http://grants.nih.gov/reproducibility/index.htm, including FAQs and a General Policy Overview.

## ARTICLE H.18. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

NIH-funded investigators shall submit to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) an electronic version of the author's final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author's final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-09-071.html and http://publicaccess.nih.gov.

## ARTICLE H.19. NEEDLE EXCHANGE, HHSAR 352.270-12 (December 2015)

The Contractor shall not use any funds obligated under this contract to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

(End of clause)

## ARTICLE H.20. ACKNOWLEDGEMENT OF FEDERAL FUNDING

The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

## ARTICLE H.21. CONTINUED BAN ON FUNDING ABORTION AND CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH, HHSAR 352.270-13 (December 2015)

1. The Contractor shall not use any funds obligated under this contract for any abortion.
2. The Contractor shall not use any funds obligated under this contract for the following:
    a. The creation of a human embryo or embryos for research purposes; or
    b. Research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury of death greater than that allowed for research on fetuses in utero under 45 CFR part 46 and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).
3. The term “human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR part 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes of human diploid cells.
4. The Contractor shall not use any Federal funds for the cloning of human beings.

(End of clause)

## ARTICLE H.22. LIMITATION ON USE OF FUNDS FOR PROMOTION OF LEGALIZATION OF CONTROLLED SUBSTANCES

The Contractor shall not use contract funds to support activities that promote the legalization of any drug or other substance included in schedule I of the schedules of controlled substances established under section 202 of the Controlled Substances Act, except for normal and recognized executive-congressional communications. This limitation shall not apply when the Government determines that there is significant medical evidence of a therapeutic advantage to the use of such drug or other substance or that federally sponsored clinical trials are being conducted to determine therapeutic advantage.

## ARTICLE H.23. DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

## ARTICLE H.24. OMB CLEARANCE

In accordance with HHSAR 352.211-3, Paperwork Reduction Act, the Contractor shall not proceed with surveys or interviews until such time as Office of Management and Budget (OMB) Clearance for conducting interviews has been obtained by the Contracting Officer's Representative (COR) and the Contracting Officer has issued written approval to proceed.

## ARTICLE H.25. RESTRICTION ON PORNOGRAPHY ON COMPUTER NETWORKS

The Contractor shall not use contract funds to maintain or establish a computer network unless such network blocks the viewing, downloading, and exchanging of pornography.

## ARTICLE H.26. GUN CONTROL

The Contractor shall not use contract funds in whole or in part, to advocate or promote gun control.

## ARTICLE H.27. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in SECTION I., the contract will consist only of the Base Period of the Statement of Work as defined in Sections C and F of the contract. Pursuant to FAR Clause 52.217-7, Option for Increased Quantity-Separately Priced Line Item set forth in SECTION I. of this contract, the Government may, by unilateral contract modification, require the Contractor to perform additional options set forth in the Statement of Work and also defined in Sections C and F of the contract. If the Government exercises this option, notice must be given prior to the expiration date of this contract, and the estimated cost plus fixed fee of the contract will be increased as set forth in the ESTIMATED COST – OPTION Article in SECTION B of this contract.

## ARTICLE H.28. ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY, HHSAR 352.239-74 (December 2015)

1. Pursuant to Section 508 of the Rehabilitation Act of 1973(29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998, all electronic and information technology (EIT) supplies and services developed, acquired, or maintained under this contract or order must comply with the "Architectural and Transportation Barriers Compliance Board Electronic and Information Technology (EIT) Accessibility Standards" set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the "Access Board") in 36 CFR part 1194. Information about Section 508 is available at http://www.hhs.gov/web/508. The complete text of Section 508 Final Provisions can be accessed at http://www.access-board.gov/guidelines-and-standards/communications-and-it/about-the-section-508-standards.

2. The Section 508 accessibility standards applicable to this contract or order are identified in the Statement of Work or Specification or Performance Work Statement. The contractor must provide any necessary updates to the submitted HHS Product Assessment Template(s) at the end of each contract or order exceeding the simplified acquisition threshold (see FAR 2.101) when the contract or order duration is one year or less. If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the contract, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

3. The Section 508 accessibility standards applicable to this contract are: 1194.31 Functional Performance Criteria and 1194.41 Information, documentation, and support.

4. In the event of a modification(s) to this contract or order,which adds new EIT supplies or services or revises the type of, or specifications for, supplies or services, the Contracting Officer may require that the contractor submit a completed HHS Section 508 Product Assessment Template and any other additional information necessary to assist the Government in determining that the EIT supplies or services conform to Section 508 accessibility standards. Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found under Section 508 policy on the HHS Web site: ( http://www.hhs.gov/web/508). If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the contract, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

5. If this is an Indefinite Delivery contract, a Blanket Purchase Agreement or a Basic Ordering Agreement, the task/delivery order requests that include EIT supplies or services will define the specifications and accessibility standards for the order. In those cases, the Contractor may be required to provide a completed HHS Section 508 Product Assessment Template and any other additional information necessary to assist the Government in determining that the EIT supplies or services conform to Section 508 accessibility standards.

Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found at http://www.hhs.gov/web/508. If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the provided documentation, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

(End of clause)

## ARTICLE H.29. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST

The Institution (includes any contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under NIH contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest. 45 CFR Part 94 is available at the following Web site: : http://www.ecfr.gov/cgi-bin/text-idx?c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45
As required by 45 CFR Part 94, the Institution shall, at a minimum:

a. Maintain an up-to-date, written, enforceable policy on financial conflicts of interest that complies with 45 CFR Part 94, inform each Investigator of the policy, the Investigator's reporting responsibilities regarding disclosure of significant financial interests, and the applicable regulation, and make such policy available via a publicly accessible Web site, or if none currently exist, available to any requestor within five business days of a request. A significant financial interest means a financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator's spouse and dependent children) that reasonably appears to be related to the Investigator's institutional responsibilities:

   1. With regard to any publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. Included are payments and equity interests;

   2. With regard to any non-publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator's spouse or dependent children) holds any equity interest; or

   3. Intellectual property rights and interests, upon receipt of income related to such rights and interest.

   Significant financial interests do not include the following:

   1. Income from seminars, lectures, or teaching, and service on advisory or review panels for government agencies, Institutions of higher education, academic teaching hospitals, medical centers, or research institutes with an Institution of higher learning; and

   2. Income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles.

b. Require each Investigator to complete training regarding the Institution's financial conflicts of interest policy prior to engaging in research related to any NIH-funded contract and at least every four years. The Institution must take reasonable steps [see Part 94.4(c)] to ensure that investigators working as collaborators, consultants or subcontractors comply with the regulations.

c. Designate an official(s) to solicit and review disclosures of significant financial interests from each Investigator who is planning to participate in, or is participating in, the NIH-funded research.

d. Require that each Investigator who is planning to participate in the NIH-funded research disclose to the Institution's designated official(s) the Investigator's significant financial interest (and those of the Investigator's spouse and dependent children) no later than the date of submission of the Institution's proposal for NIH-funded research. Require that each Investigator who is participating in the NIH-funded research to submit an updated disclosure of significant financial interests at least annually, in accordance with the specific time period prescribed by the Institution during the period of the award as well as within thirty days of discovering or acquiring a new significant financial interest.

e. Provide guidelines consistent with the regulations for the designated official(s) to determine whether an Investigator's significant financial interest is related to NIH-funded research and, if so related, whether the significant financial interest is a financial conflict of interest. An Investigator's significant financial interest is related to NIH-funded research when the Institution, th its designated official(s), reasonably determines that the significant financial interest: Could be affected by the NIH-funded research; or is in an entity whose financial interest could be affected by the research. A financial conflict of interest exists when the Institution, through its designated official(s), reasonably determines that the significant financial interest could directly and significantly affect the design, conduct, or reporting of the NIH-funded research.

f. Take such actions as necessary to manage financial conflicts of interest, including any financial conflicts of a subcontractor Investigator. Management of an identified financial conflict of interest requires development and implementation of a management plan and, if necessary, a retrospective review and mitigation report pursuant to Part 94.5(a).

g. Provide initial and ongoing FCOI reports to the Contracting Officer pursuant to Part 94.5(b).

h. Maintain records relating to all Investigator disclosures of financial interests and the Institution's review of, and response to, such disclosures, and all actions under the Institution's policy or retrospective review, if applicable, for at least 3 years from the date of final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

i. Establish adequate enforcement mechanisms and provide for employee sanctions or other administrative actions to ensure Investigator compliance as appropriate.

j. Complete the certification in Section K - Representations, Certifications, and Other Statements of Offerors titled "Certification of Institutional Policy on Financial Conflicts of Interest".

If the failure of an Institution to comply with an Institution's financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the NIH-funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the NIH-funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution's determination of a financial conflict of interests.. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the NIH-funded research to such an extent that further corrective action is needed or that the

Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that NIH-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not managed or reported by the Institution, the Institution shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

## ARTICLE H.30. PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause **352.227-70, Publications and Publicity** incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

> "This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. 75N93020C00055"

a. **Advanced Copies of Press Releases**

   Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The contractor shall ensure that the Contracting Officer's Representative (COR) has received an advance copy of any press release related to this contract not less than four (4) working days prior to the issuance of the press release.

## ARTICLE H.31. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is **1-800-HHS-TIPS (1-800-447-8477).** All telephone calls will be handled confidentially. The website to file a complaint on-line is: http://oig.hhs.gov/fraud/hotline/ and the mailing address is:

US Department of Health and Human Services
Office of Inspector General
ATTN: OIG HOTLINE OPERATIONS
P.O. Box 23489
Washington, D.C. 20026

## ARTICLE H.32. SHARING RESEARCH DATA

The data sharing plan submitted by the Contractor is acceptable. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to serve health. This contract is expected to generate research data that must be shared with the public and other researchers. NIH's data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/). The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers

that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

## ARTICLE H.33. HIGHLY PATHOGENIC AGENTS

The work being conducted under this contract may involve a *Highly Pathogenic Agent (HPA).* The NIAID defines an HPA as a pathogen that, under any circumstances, warrants a biocontainment safety level of BSL3 or higher according to either:

1. The current edition of the CDC/NIH Biosafety in Microbiological and Biomedical Laboratories (BMBL)( http://www.cdc.gov/biosafety/publications/index.htm under "Publications);
2. The Contractor's Institutional Biosafety Committee (IBC) or equivalent body; or
3. The Contractor's appropriate designated institutional biosafety official.

If there is ambiguity in the BMBL guidelines and/or there is disagreement among the BMBL, an IBC or equivalent body, or institutional biosafety official, the highest recommended containment level must be used.

## ARTICLE H.34. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

## ARTICLE H.35. USE OF FUNDS FOR CONFERENCES, MEETINGS AND FOOD

The Contractor shall not use contract funds (direct or indirect) to conduct meetings or conferences in performance of this contract without prior written Contracting Officer approval.

In addition, the use of contract funds to purchase food for meals, light refreshments, or beverages is expressly prohibited.

# PART II - CONTRACT CLAUSES

# SECTION I - CONTRACT CLAUSES

## ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT

*This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically as follows: FAR Clauses at: http://www.acquisition.gov/far/. HHSAR Clauses at: http://www.hhs.gov/policies/hhsar/subpart352.html.*

*a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:*

| ***FAR CLAUSE NO.*** | ***DATE*** | ***TITLE*** |
|---|---|---|
| *52.202-1* | *Nov 2013* | *Definitions (Over the Simplified Acquisition Threshold)* |
| *52.203-3* | *Apr 1984* | *Gratuities (Over the Simplified Acquisition Threshold)* |

| ***FAR CLAUSE NO.*** | ***DATE*** | ***TITLE*** |
|---|---|---|
| *52.203-5* | *May 2014* | *Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)* |
| *52.203-6* | *Sep 2006* | *Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)* |
| *52.203-7* | *May 2014* | *Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)* |
| *52.203-8* | *May 2014* | *Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)* |
| *52.203-10* | *May 2014* | *Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)* |
| *52.203-12* | *Oct 2010* | *Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)* |
| *52.203-17* | *Apr 2014* | *Contractor Employee Whistleblower Rights and Requirements to Inform Employees of Whistleblower Rights (Over the Simplified Acquisition Threshold)* |
| *52.203-99* | *Feb 2015* | *Prohibition on Contracting with Entities That Require Certain Internal Confidentiality Agreements (DEVIATION)* |
| *52.204-4* | *May 2011* | *Printed or Copied Double-Sided on Postconsumer Fiber Content Paper(Over the Simplified Acquisition Threshold)* |
| *52.204-10* | *Oct 2016* | *Reporting Executive Compensation and First-Tier Subcontract Awards ($30,000 or more)* |
| *52.204-13* | *Oct 2016* | *System for Award Management Maintenance* |
| *52.209-6* | *Oct 2015* | *Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $35,000)* |
| *52.215-2* | *Oct 2010* | *Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]* |
| *52.215-8* | *Oct 1997* | *Order of Precedence - Uniform Contract Format* |
| *52.215-10* | *Aug 2011* | *Price Reduction for Defective Certified Cost or Pricing Data (Over $750,000)* |
| *52.215-12* | *Oct 2010* | *Subcontractor Cost or Pricing Data (Over $750,000)* |
| *52.215-14* | *Oct 2010* | *Integrity of Unit Prices (Over the Simplified Acquisition Threshold)* |
| *52.215-15* | *Oct 2010* | *Pension Adjustments and Asset Reversions (Over $750,000)* |
| *52.215-18* | *Jul 2005* | *Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions* |
| *52.215-19* | *Oct 1997* | *Notification of Ownership Changes* |
| *52.215-21* | *Oct 2010* | *Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data - Modifications* |
| *52.215-23* | *Oct 2009* | *Limitations on Pass-Through Charges (Over the Simplified Acquisition Threshold)* |
| *52.216-7* | *Jun 2013* | *Allowable Cost and Payment* |
| *52.216-8* | *Jun 2011* | *Fixed Fee* |
| *52.219-8* | *Nov 2016* | *Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)* |

| ***FAR CLAUSE NO.*** | ***DATE*** | ***TITLE*** |
|---|---|---|
| *52.219-9* | *Jan 2017* | *Small Business Subcontracting Plan (Over $700,000, $1.5 million for Construction)* |
| *52.219-16* | *Jan 1999* | *Liquidated Damages - Subcontracting Plan (Over $700,000, $1.5 million for Construction)* |
| *52.222-2* | *Jul 1990* | *Payment for Overtime Premium (Over the Simplified Acquisition Threshold) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)* |
| *52.222-3* | *Jun 2003* | *Convict Labor* |
| *52.222-21* | *Apr 2015* | *Prohibition of Segregated Facilities* |
| *52.222-26* | *Sep 2016* | *Equal Opportunity* |
| *52.222-35* | *Oct 2015* | *Equal Opportunity for Veterans ($150,000 or more)* |
| *52.222-36* | *Jul 2014* | *Equal Opportunity for Workers with Disabilities* |
| *52.222-37* | *Feb 2016* | *Employment Reports on Veterans ($150,000 or more)* |
| *52.222-40* | *Dec 2010* | *Notification of Employee Rights Under the National Labor Relations Act (Over the Simplified Acquisition Threshold)* |
| *52.222-50* | *Mar 2015* | *Combating Trafficking in Persons* |
| *52.222-54* | *Oct 2015* | *Employment Eligibility Verification (Over the Simplified Acquisition Threshold)* |
| *52.223-6* | *May 2001* | *Drug-Free Workplace* |
| *52.223-18* | *Aug 2011* | *Encouraging Contractor Policies to Ban Text Messaging While Driving* |
| *52.225-1* | *May 2014* | *Buy American - Supplies* |
| *52.225-13* | *Jun 2008* | *Restrictions on Certain Foreign Purchases* |
| *52.227-1* | *Dec 2007* | *Authorization and Consent, Alternate I (Apr 1984)* |
| *52.227-2* | *Dec 2007* | *Notice and Assistance Regarding Patent and Copyright Infringement* |
| *52.227-11* | *May 2014* | *Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.* |
| *52.227-14* | *May 2014* | *Rights in Data - General* |
| *52.232-9* | *Apr 1984* | *Limitation on Withholding of Payments* |
| *52.232-17* | *May 2014* | *Interest (Over the Simplified Acquisition Threshold)* |
| *52.232-20* | *Apr 1984* | *Limitation of Cost* |
| *52.232-23* | *May 2014* | *Assignment of Claims* |
| *52.232-25* | *Jul 2013* | *Prompt Payment, Alternate I (Feb 2002)* |
| *52.232-33* | *Jul 2013* | *Payment by Electronic Funds Transfer--System for Award Management* |
| *52.232-39* | *Jun 2013* | *Unenforceability of Unauthorized Obligations* |
| *52.233-1* | *May 2014* | *Disputes* |
| *52.233-3* | *Aug 1996* | *Protest After Award, Alternate I (Jun 1985)* |
| *52.233-4* | *Oct 2004* | *Applicable Law for Breach of Contract Claim* |
| *52.242-1* | *Apr 1984* | *Notice of Intent to Disallow Costs* |
| *52.242-3* | *May 2014* | *Penalties for Unallowable Costs (Over $700,000)* |
| *52.242-4* | *Jan 1997* | *Certification of Final Indirect Costs* |
| *52.242-13* | *Jul 1995* | *Bankruptcy (Over the Simplified Acquisition Threshold)* |

| ***FAR CLAUSE NO.*** | ***DATE*** | ***TITLE*** |
|---|---|---|
| *52.243-2* | *Aug 1987* | *Changes - Cost Reimbursement, Alternate V (Apr 1984)* |
| *52.244-2* | *Oct 2010* | *Subcontracts (Over the Simplified Acquisition Threshold), Alternate I (June 2007)* |
| *52.244-5* | *Dec 1996* | *Competition in Subcontracting (Over the Simplified Acquisition Threshold)* |
| *52.244-6* | *Nov 2017* | *Subcontracts for Commercial Items* |
| *52.245-1* | *Jan 2017* | *Government Property* |
| *52.245-9* | *Apr 2012* | *Use and Charges* |
| *52.246-23* | *Feb 1997* | *Limitation of Liability (Over the Simplified Acquisition Threshold)* |
| *52.249-6* | *May 2004* | *Termination (Cost-Reimbursement)* |
| *52.249-14* | *Apr 1984* | *Excusable Delays* |
| *52.253-1* | *Jan 1991* | *Computer Generated Forms* |

*b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:*

| ***HHSAR CLAUSE NO.*** | ***DATE*** | ***TITLE*** |
|---|---|---|
| *352.203-70* | *Dec 2015* | *Anti-Lobbying* |
| *352.222-70* | *Dec 2015* | *Contractor Cooperation in Equal Employment Opportunity Investigations* |
| *352.227-70* | *Dec 2015* | *Publications and Publicity* |
| *352.233-71* | *Dec 2015* | *Litigation and Claims* |
| *352.237-75* | *Dec 2015* | *Key Personnel* |

*[End of GENERAL CLAUSES FOR A NEGOTIATED COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT- Rev. 11/2017].*

## ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

a. *FAR Clause* ***52.215-23, Limitations on Pass-Through Charges*** *(October 2009), is added.*

b. *FAR Clause* ***52.244-6 - Subcontracts for Commercial Items*** *(Aug 2020) is substituted therefor.*

## ARTICLE I.3. Additional Contract Clauses

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1. FAR Clause **52.203-13, Contractor Code of Business Ethics and Conduct** (October 2015).

2. FAR Clause **52.203-14, Display of Hotline Poster(s)** (October 2015).

".....(3) Any required posters may be obtained as follows:

| Poster(s) | Obtain From" |
|---|---|
| HHS Contractor Code of Ethics and Business Conduct Poster | http://oig.hhs.gov/fraud/report-fraud/OIG_Hotline_Poster.pdf |

3. FAR Clause **52.204-14**, **Service Contract Reporting Requirements** (October 2016).

4. FAR Clause **52.209-10, Prohibition on Contracting With Inverted Domestic Corporations** (November 2015).

5. FAR Clause **52.210-1, Market Research** (April 2011).

6. FAR Clause **52.215-17, Waiver of Facilities Capital Cost of Money** (October 1997).

7. FAR Clause **52.217-7, Option for Increased Quantity - Separately Priced Line Item** (March 1989).

   "....The Contracting Officer may exercise the option by written notice to the Contractor prior to contract completion date ...."

8. FAR Clause **52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns** (October 2014).

   "(c) Waiver of evaluation preference.....
   **[ ]** Offeror elects to waive the evaluation preference."

9. FAR Clause **52.219-28, Post-Award Small Business Program Rerepresentation** (July 2013).

10. FAR Clause **52.223-3, Hazardous Material Identification and Material Safety Data** (January 1997), with **Alternate I** (July 1995).

11. **Alternate V** (December 2007), FAR Clause **52.227-14, Rights in Data--General** (May 2014).

Specific data items that are not subject to paragraph (j) include:None

12. FAR Clause **52.227-16, Additional Data Requirements** (June 1987).

13. FAR Clause **52.242-3, Penalties for Unallowable Costs** (May 2014).

14. FAR Clause **52.251-1, Government Supply Sources** (April 2012).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

1. HHSAR Clause **352.208-70, Printing and Duplication** (December 2015)

2. HHSAR Clause **352.211-3, Paperwork Reduction Act** (December 2015)

3. HHSAR Clause **352.223-70, Safety and Health** (December 2015)

4. HHSAR Clause **352.231-70, Salary Rate Limitation** (December 2015)

   **Note**: *The Salary Rate Limitation is at the Executive Level II Rate.*

   *See the following website for Executive Schedule rates of pay:* https://www.opm.gov/policy-data-oversight/pay-leave/salaries-wages/.

   *( For current year rates, click on Salaries and Wages/Executive Schedule/Rates of Pay for the Executive Schedule. For prior year rates, click on Salaries and Wages/select Another Year at the top of the page/Executive Schedule/Rates of Pay for the Executive Schedule. Rates are effective January 1 of each calendar year unless otherwise noted.)*

c. NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

1. **NIH(RC)-11, Research Patient Care Costs** (4/1/84).

## ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

1. FAR Clause 52.204-21, **Basic Safeguarding of Covered Contractor Information Systems** (June 2016)

   a. *Definitions* . As used in this clause--

   "Covered contractor information system" means an information system that is owned or operated by a contractor that processes, stores, or transmits Federal contract information.

   "Federal contract information" means information, not intended for public release, that is provided by or generated for the Government under a contract to develop or deliver a product or service to the Government, but not including information provided by the Government to the public (such as on public Web sites) or simple transactional information, such as necessary to process payments.

   "Information" means any communication or representation of knowledge such as facts, data, or opinions, in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual (Committee on National Security Systems Instruction (CNSSI) 4009).

   "Information system" means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information (44 U.S.C. 3502).

   "Safeguarding" means measures or controls that are prescribed to protect information systems.

   b. Safeguarding requirements and procedures.

      1. The Contractor shall apply the following basic safeguarding requirements and procedures to protect covered contractor information systems. Requirements and procedures for basic

safeguarding of covered contractor information systems shall include, at a minimum, the following security controls:

i. Limit information system access to authorized users, processes acting on behalf of authorized users, or devices (including other information systems).

ii. Limit information system access to the types of transactions and functions that authorized users are permitted to execute.

iii. Verify and control/limit connections to and use of external information systems.

iv. Control information posted or processed on publicly accessible information systems.

v. Identify information system users, processes acting on behalf of users, or devices.

vi. Authenticate (or verify) the identities of those users, processes, or devices, as a prerequisite to allowing access to organizational information systems.

vii. Sanitize or destroy information system media containing Federal Contract Information before disposal or release for reuse.

viii. Limit physical access to organizational information systems, equipment, and the respective operating environments to authorized individuals.

ix. Escort visitors and monitor visitor activity; maintain audit logs of physical access; and control and manage physical access devices.

x. Monitor, control, and protect organizational communications (i.e., information transmitted or received by organizational information systems) at the external boundaries and key internal boundaries of the information systems.

xi. Implement subnetworks for publicly accessible system components that are physically or logically separated from internal networks.

xii. Identify, report, and correct information and information system flaws in a timely manner.

xiii. Provide protection from malicious code at appropriate locations within organizational information systems.

xiv. Update malicious code protection mechanisms when new releases are available.

xv. Perform periodic scans of the information system and real-time scans of files from external sources as files are downloaded, opened, or executed.

2. *Other requirements*. This clause does not relieve the Contractor of any other specific safeguarding requirements specified by Federal agencies and departments relating to covered contractor information systems generally or other Federal safeguarding requirements for controlled unclassified information (CUI) as established by Executive Order 13556.

c. *Subcontracts*. The Contractor shall include the substance of this clause, including this paragraph (c), in subcontracts under this contract (including subcontracts for the acquisition of commercial items, other than commercially available off-the-shelf items), in which the subcontractor may have Federal contract information residing in or transiting through its information system.

2. FAR Clause 52.204-25, **Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment** (Aug 2020)

As prescribed in 4.2105(b), insert the following clause:

(a) *Definitions*. As used in this clause—

*Backhaul* means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (*e.g.*, connecting cell phones/towers to the core telephone network). Backhaul can be wireless (*e.g.*, microwave) or wired (*e.g.*, fiber optic, coaxial cable, Ethernet).

*Covered foreign country* means The People's Republic of China.

*Covered telecommunications equipment or services* means–

(1) Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);

(2) For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

(3) Telecommunications or video surveillance services provided by such entities or using such equipment; or

(4) Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

*Critical technology* means–

(1) Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;

(2) Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled-

(i) Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or

(ii) For reasons relating to regional stability or surreptitious listening;

(3) Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);

(4) Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

(5) Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or

(6) Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817).

*Interconnection arrangements* means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.

*Reasonable inquiry* means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit.

*Roaming* means cellular communications services (*e.g.*, voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.

*Substantial or essential component* means any component necessary for the proper function or performance of a piece of equipment, system, or service.

(b) *Prohibition*.

(1) Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104.

(2) Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract.

(c) *Exceptions*. This clause does not prohibit contractors from providing—

(1) A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or

(2) Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.

(d) *Reporting requirement*.

(1) In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report the information in paragraph (d)(2) of this clause to the Contracting Officer, unless elsewhere in this contract

are established procedures for reporting the information; in the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil.

(2) The Contractor shall report the following information pursuant to paragraph (d)(1) of this clause

(i) Within one business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii) Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

(e) *Subcontracts*. The Contractor shall insert the substance of this clause, including this paragraph (e) and excluding paragraph (b)(2), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial items.

(End of clause)

3. *FAR Clause* ***52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters*** *(July 2013)*

*As prescribed in 9.104-7(c), insert the following clause:*

a. *The Contractor shall update the information in the Federal Awardee Performance and Integrity Information System (FAPIIS) on a semi-annual basis, throughout the life of the contract, by posting the required information in the System for Award Management (SAM) database at http://www.acquisition.gov.*
b. *As required by section 3010 of the Supplemental Appropriations Act, 2010 (Pub. L. 111-212), all information posted in FAPIIS on or after April 15, 2011, except past performance reviews, will be publicly available. FAPIIS consists of two segments--*
    1. *The non-public segment, into which Government officials and the Contractor post information, which can only be viewed by--*
        i. *Government personnel and authorized users performing business on behalf of the Government; or*
        ii. *The Contractor, when viewing data on itself; and*
    2. *The publicly-available segment, to which all data in the non-public segment of FAPIIS is automatically transferred after a waiting period of 14 calendar days, except for--*
        i. *Past performance reviews required by subpart 42.15;*

ii. *Information that was entered prior to April 15, 2011; or*

iii. *Information that is withdrawn during the 14-calendar-day waiting period by the Government official who posted it in accordance with paragraph (c)(1) of this clause.*

c. *The Contractor will receive notification when the Government posts new information to the Contractor's record.*

1. *If the Contractor asserts in writing within 7 calendar days, to the Government official who posted the information, that some of the information posted to the non-public segment of FAPIIS is covered by a disclosure exemption under the Freedom of Information Act, the Government official who posted the information must within 7 calendar days remove the posting from FAPIIS and resolve the issue in accordance with agency Freedom of Information procedures, prior to reposting the releasable information. The contractor must cite 52.209-9 and request removal within 7 calendar days of the posting to FAPIIS.*
2. *The Contractor will also have an opportunity to post comments regarding information that has been posted by the Government. The comments will be retained as long as the associated information is retained, i.e., for a total period of 6 years. Contractor comments will remain a part of the record unless the Contractor revises them.*
3. *As required by section 3010 of Pub. L. 111-212, all information posted in FAPIIS on or after April 15, 2011, except past performance reviews, will be publicly available.*

d. *Public requests for system information posted prior to April 15, 2011, will be handled under Freedom of Information Act procedures, including, where appropriate, procedures promulgated under E.O. 12600.*

*(End of clause)*

## PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

## SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

### 1. Statement of Work

Statement of Work, dated August 14, 2020, 4 pages.

### 2. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4

a. Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH( RC)- 4, ( 7/13), 6 pages.
b. Instructions on Email Submission of Invoices to NIH OFM , April 23 , 2020 , 1 page .

### 3. Cumulative Inclusion Enrollment Report

PHS Human Subjects and Clinical Trials Information Form/Cumulative Inclusion Enrollment Report, Located at:

https://oamp.od.nih.gov/sites/default/files/DGS/contracting-forms/humansubjectstudy-v1.0.pdf.

### 4. Safety and Health

Safety and Health, HHSAR Clause 352.223-70, (12/15), 2 pages.

## 5. Research Patient Care Costs

Research Patient Care Costs, NIH(RC)-11, 4/1/84, 1 page.

## 6. Disclosure of Lobbying Activities, SF-LLL

Disclosure of Lobbying Activities, SF-LLL, dated 7/97, 2 pages.

# PART IV - REPRESENTATIONS AND INSTRUCTIONS

# SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1. FAR Clause 52.204-19 **Incorporation by Reference of Representations and Certifications** (December 2014).

    The Contractor's representations and certifications, including those completed electronically via the System for Award Management (SAM), are incorporated by reference into the contract.

    (End of clause)

**END of the SCHEDULE**

(CONTRACT)